                                                                    EXHIBIT 10.2

                              SEGUSO HOLDINGS, INC.
                        3405 54TH DRIVE WEST, SUITE G102
                            BRADENTON, FLORIDA 34210

                                                              September 30, 2006

                                LETTER AGREEMENT

This Letter Agreement is to memorialize the terms verbally agreed to in principle by Robert Seguso (individually, "Seguso"), with Seguso Holdings, Inc., a New York corporation ("Company").

     Seguso Loan. Seguso hereby agrees to loan the Company the sum of up to SIX THOUSAND AND ONE HUNDRED ($6,100.00) DOLLARS to cover the expenses of the Company's Initial Public Offering ("Offering") due the earlier of 18 months from the effective date of the Company's Registration Statement, or until the Company completes a business combination. If at the time of any business combination the amount due to Seguso exceeds the proceeds of this Offering, the excess amount will be returned to Seguso as a condition of the business combination.

This Letter Agreement shall be effective as of the date set forth above.

SEGUSO:                                 COMPANY:


/s/ Robert Seguso                       By: /s/ Robert Seguso
-------------------------------------       ------------------------------------
Robert Seguso                               Robert Seguso, Chief Executive
                                            Officer


                                        1